UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

Bally’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Westminster Street

Providence, Rhode Island 02903

(Address of principal executive offices and zip code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On April 13, 2021, Bally’s Corporation (“Bally’s” or the “Company”) announced (the “Rule 2.7 Announcement”), pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers, the terms of its offer (the “Offer”) to acquire (the “Combination”) Gamesys Group plc (“Gamesys”), which is intended to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme”).

Rule 2.7 Announcement

Under the terms of the Scheme, Gamesys shareholders will be entitled to receive 1,850 pence in cash (the “Cash Alternative”) for each share of Gamesys or, under a share alternative, Gamesys shareholders will be able to elect to receive newly issued common shares of Bally’s in lieu of part or all of the cash consideration to which they would be entitled to receive at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share (the “Share Alternative”). Based on each of the GBP:USD exchange rate (US$1.374:£1 at 5:00 p.m. EST on April 12, 2021) and Bally’s last reported trading price ($60.80 per share) on April 12, 2021, the value of the cash offer is $25.42 per Gamesys share and the share alternative is $20.85 per Gamesys Share. Gamesys has 109.5 million common shares outstanding and 2.5 million shares issuable under various instruments.

The Combination is conditioned on, among other things, (1) approval of the Scheme by Gamesys shareholders, (2) approval of the issuance of shares by Bally’s shareholders and, (3) receipt of certain regulatory approvals. The conditions to the Combination are set forth in full in the Rule 2.7 Announcement. The Offer is subject to termination if not completed within 12 months (or such later date as the Company and Gamesys might agree) (the “Long Stop Date”).

The foregoing summary of the Rule 2.7 Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Bally’s reserves the right, subject to the prior consent of the U.K. Panel on Takeovers and Mergers, to elect to implement the Combination by way of a takeover offer (as such term is defined in the UK Companies Act 2006).

Cooperation Agreement

Under a Cooperation Agreement, among other things, Gamesys and the Company agreed to cooperate for the purposes of obtaining any regulatory authorizations in connection with the Combination, preparing required offering documents and other matters. The Company has agreed to use its reasonable efforts to obtain regulatory authorizations in sufficient time to allow completion by the Long Stop Date. The Cooperation Agreement also contains provisions that will apply in respect of certain employee-related matters and Gamesys’ employee equity plans.

Voting and Support Agreements and Irrevocable Undertakings

The Company and Gamesys entered into Voting and Support Agreements pursuant to which Standard RI Ltd., the holder of 35.3% of the Company’s outstanding shares, each of the Company’s directors and its CEO and CFO agreed to vote shares beneficially owned by them in favor of the share issuance at a meeting of the Company’s shareholders.

The Scheme is subject to the approval of Gamesys’ shareholders in accordance with English Law. The Company entered into irrevocable undertakings with the directors of Gamesys who hold Gamesys shares and certain Gamesys shareholders (together with the Gamesys directors, the “Supporting Shareholders”) to support the Combination. Pursuant to the undertakings, the Supporting Shareholders agreed to vote, or procure the vote of, their beneficial holdings of Gamesys shares in favor of the Scheme at the Gamesys shareholder meetings or, if the Combination is implemented by way of a takeover offer, the Supporting Shareholders will accept the takeover offer. Such holders beneficially own 33.3% of Gamesys outstanding common shares.

In addition, certain directors of Gamesys and certain shareholders (the “Electing Shareholders”) agreed to elect the Share Alternative for all Gamesys common shares they beneficially own, collectively representing 25.6% of Gamesys’ outstanding common shares on the date of the agreement. The undertakings will lapse under certain conditions, including in certain cases if a third party makes a competing offer with a value per Gamesys share at least 5% higher than that being offered pursuant to the Offer and Bally’s does not match that offer within five Business Days and certain events of termination contemplated in the Cooperation Agreement.

Bridge Loan Facility

U.K. law imposes what are commonly called “funds certain” requirements on transactions such as the Combination. Accordingly, Premier Entertainment Sub, LLC, an indirect wholly owned subsidiary of the Company (“Premier Entertainment”), and financial institution parties that entered into a bridge loan facility commitment letter (the “Bridge Commitment Letter”, and the senior secured 364-day bridge facility provided for therein, the “Bridge Facility”) and an interim facilities agreement (the “Interim Facilities Agreement), pursuant to which the Initial Commitment Parties agreed to provide bridge term loan facilities to Premier Entertainment of up to £1,435.0 million and €336.0 million (collectively, the “Commitments”) to finance the cash consideration payable for the Combination if all Gamesys shareholders except the Electing Shareholders were to elect the Cash Alternative.

Subject to the conditions in the Bridge Commitment Letter and the Interim Facilities Agreement, the Commitments may be reduced by proceeds of certain equity offerings of the Company and certain additional indebtedness that may be incurred by the Company or Premier Entertainment to finance the Combination. The Company expects to reduce the bridge financings, possibly to zero, prior to closing, but there can be no assurance that will occur.

The availability of the borrowings under the Bridge Facility (or, in the event that the Commitments under the Bridge Facility are not funded on the closing date of the Combination, the Interim Facilities Agreement) are subject to the satisfaction of certain customary conditions for financings of this nature.

The Interim Facilities Agreement contains, and any definitive financing documentation for the Bridge Facility will contain, customary representations and warranties, events of default and covenants for transactions of this type.

To the extent borrowings are made under the Bridge Facility or the Interim Facilities Agreement, any loans made in sterling would bear interest at a rate per annum equal to the base rate plus a margin of 2.50% that increases by 25 bps on the 90, 180 and 270-day anniversaries of the initial funding date and loans made in euro will bear inter at EURIBOR plus a margin of 2.50% that increases by 25 bps on the 90, 180 and 270-day anniversaries of the initial funding date.

Any borrowings made under the Bridge Facility would mature 364 days from the initial funding date. Any borrowings under the Interim Facilities Agreement will mature 90 days from the initial funding date, with the option to extend the maturity to 364 days from the initial funding date. The funding of Commitments under the Bridge Facility or the Interim Facilities Agreement, as applicable, would not occur until the closing of the Combination.

The foregoing summary of the Interim Financing Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Interim Financing Agreement, which is attached here to as Exhibit 10.1 and incorporated by reference herein.

GLPI Equity Commitment

On April 13, 2021, Gaming & Leisure Properties, Inc. (“GLPI”) irrevocably committed to purchase shares of the Company’s common stock or, subject to regulatory requirements, warrants, with a value of up to $500.0 million (the “GLPI Commitment”), at a price per share based on volume-weighted average price determined over a period of time prior to issuance. The Company may use the proceeds to fund a portion of the aggregate cash consideration for the Combination, acquisition costs and fees and expenses incurred by it and its affiliated entities related to the Combination, or to refinance the existing indebtedness of Gamesys. To the extent GLPI incurs debt under its revolving credit facilities to fund the GLPI Commitment, the Company will reimburse GLPI for GLPI’s out-of-pocket cash interest paid on such borrowings for up to 18 months after funding. Proceeds from any capital raise placed in escrow for use in connection with the Combination in excess of $850 million reduces the GLPI Commitment on a dollar-for-dollar basis. At GLPI’s election, rather than issuing Bally’s common shares, funding under the GLPI Commitment will be deemed to be a prepayment on sale-leaseback transactions with respect to one or more designated properties. Unless otherwise agreed by the parties, (1) the rent payable by Bally’s under each sale-leaseback transactions would be 50% of the relevant property’s trailing 12-month consolidated EBITDA, adjusted as may be agreed by the parties and (2) the real estate purchase price will be 12.5x the rent payable in clause (1), less an amount to reflect the interim funding costs of GLPI.

The foregoing summary of the GLPI Commitment does not purport to be complete and is subject to, and qualified in its entirety by, the text of the GLPI commitment agreement, which is attached here to as Exhibit 10.2, and incorporated by reference herein.

The Company published a press release announcing the Combination. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On April 13, 2021, Bally’s published the press release attached hereto as Exhibit 99.2, which disclosed selected preliminary estimated financial results of Bally's for the three months ended March 31, 2021.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The descriptions of the Interim Financing Agreement and the GLPI Commitment set forth in Item 1.01 above, and the related Exhibits 10.1 and 10.2, are hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon consummation of the Combination, Gamesys' Chief Executive Officer, Lee Fenton, will become the Chief Executive Officer of Bally’s and will join the Bally’s Board of Directors. Robeson Reeves, Gamesys’ Chief Operating Officer, and Jim Ryan, a non-executive director of Gamesys, will join Bally’s Board of Directors. The terms of Mr. Fenton’s employment, including compensation, are expected to be agreed to prior to Mr. Fenton assuming his new position. Bally’s Chief Executive Officer, George Papanier, will remain a member of the Bally’s Board of Directors and the senior executive running Bally’s casino business.

Mr. Fenton, age 51, has been Chief Executive Officer of Gamesys since July 2015. He initially joined Gamesys in November 2008 as Chief Operating Officer. Prior to Gamesys he was Chief Operating Officer of the mobile division at 20th Century Fox and, before that, Global Director of Consumer Products & Content at Vodafone Group plc. Mr. Fenton graduated with a BA (Hons) in Media & Cultural Studies from the University of the West of England.

There are no family relationships between Mr. Fenton, Mr. Robeson or Mr. Ryan and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events

Tropicana Agreement

In addition, on April 13, 2021, Bally's agreed to purchase the Tropicana Las Vegas, Nevada casino ("Tropicana") from GLPI, a publicly traded gaming focused real estate investment trust. Bally's estimates the transaction to be valued at approximately $300 million. The purchase price for the Tropicana property's non-land assets is $150 million. In addition, Bally's has agreed to lease the land underlying the Tropicana property from GLPI for an initial term of 50 years at annual rent of $10.5 million, subject to increase over time. Bally's and GLPI will also will enter into a sale-and-leaseback transaction relating to Bally's Black Hawk, CO and Rock Island, IL casino properties for a cash purchase price of $150 million payable by GLPI. The lease will have initial annual fixed rent of $12 million, subject to increase over time. Bally's and GLPI have agreed to use commercially reasonable efforts to negotiate and enter into definitive documents with respect to these transactions as promptly as practicable in order to fully reflect the contemplated terms.

The Company published a press release announcing the Tropicana agreement. The press release, filed as Exhibit 99.3 to this Current Report on Form 8-K, is incorporated herein by reference.

Certain Financial Information

If the Combination is consummated, Bally’s intends to use the net proceeds of the Equity Offerings (as defined below) to fund a portion of the cash payable to Gamesys shareholders. Bally’s will incorporate or include the following financial information related to Gamesys and the Combination in the preliminary prospectus supplements for the Equity Offerings:

•	audited financial statements of Gamesys as of and for the years ended December 31, 2020 and 2019, together with the notes related thereto and the Report of Independent Accountants thereon, which are attached as Exhibit 99.4; and

•	unaudited pro forma condensed combined financial statements of Bally’s as of and for the year ended December 31, 2020, after giving effect to the Combination, and adjustments described in such pro forma financial information, which are attached as Exhibit 99.5.

The consent of BDO LLP, Gamesys’ independent accountants, is attached as Exhibit 23.1.

On April 13, 2021, Bally’s published a press release announcing the commencement, subject to market and other conditions, of concurrent public offerings (collectively, the “Equity Offerings”) of $600 million of its common stock and $250 million of its tangible equity units (“Unit”). Completion of the common stock offering is not contingent upon the completion of the Unit offering or the Combination, and completion of the Unit offering is not contingent upon completion of the common stock offering or the Combination.

A copy of the press release announcing the Equity Offerings is attached as Exhibit 99.6.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Rule 2.7 Announcement, dated April 13, 2021

10.1	Interim Financing Agreement, dated April 13, 2021, by and among Premier Entertainment Sub, LLC, Deutsche Bank AG, London Branch, Goldman Sachs USA and Barclays Bank PLC.

10.2	Commitment Agreement, dated April 13, 2021, by and between Bally’s Corporation and Gaming and Leisure Properties, Inc.

23.1	Consent of BDO LLP, independent accountants

99.1	Press Release relating to Rule 2.7 Announcement, dated April 13, 2021

99.2	Press Release relating to certain preliminary estimated financial results of Bally's Corporation, dated April 13, 2021

99.3	Press Release relating to Tropicana Agreement, dated April 13, 2021

99.4	Audited financial statements of Gamesys Group plc as of and for the years ended December 31, 2020 and 2019

99.5	Consolidated pro forma condensed combined balance sheet of Bally’s Corporation as of December 31, 2020 and the unaudited pro forma condensed combined statement of operations of Bally’s Corporation for the year ended December 31, 2020

99.6	Press Release relating to Equity Offerings, dated April 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Further Information; No Offer or Solicitation

This communication is not intended to and does not constitute or form part of an offer to sell or subscribe for or the solicitation of an offer to buy or subscribe for, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation, sale, issuance or transfer would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It is intended that the Combination will be implemented by way of the Scheme. Any decision in respect of, or other response to, the Combination should be made only on the basis of the information provided pursuant to the Scheme.

Forward Looking Statements

This Current Report on Form 8-K (including information incorporated by reference herein) contains certain forward-looking statements, beliefs or opinions with respect to the likelihood and timing of completion of the Combination. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements is (1) the satisfaction of the conditions to the Combination, (2) any regulatory approvals required for the Combination not being obtained on the terms expected or on the anticipated schedule, (3) the ability of Gamesys, Bally's and Premier Entertainment to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, (4) the possibility that Gamesys, Bally's and Premier Entertainment may be unable to achieve any expected synergies and operating efficiencies in connection with the Combination within the expected time frames or at all and to successfully integrate the Gamesys’ operations into those of Bally’s, (5) uncertainties surrounding the COVID 19 pandemic, including limitations on Bally’s operations, increased costs, changes in customer attitudes, impact on its employees and the ongoing impact of COVID 19 on general economic conditions, (6) unexpected costs, difficulties integrating and other events impacting Bally’s recently completed and proposed acquisitions and its ability to realize anticipated benefits, (7) risks associated with Bally’s rapid growth, including those affecting customer and employee retention, integration and controls, (8) risks associated with the impact of the digitalization of gaming on casino operations and the highly competitive and rapidly changing aspects of iGaming and sports betting businesses generally, (9) the very substantial regulatory restrictions including costs of compliance; restrictions and limitations in agreements to which Bally’s and Gamesys are subject, including debt financing, could significantly affect Bally’s ability to operate its business and its liquidity, and (10) other risks identified in Part I. Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021. Such forward looking statements should therefore be considered in the light of such factors.

You are therefore cautioned not to place undue reliance on these forward-looking statements. Bally’s does not assume any obligation, and disclaims any intention or obligation, to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: April 13, 2021	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer